Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of June 2000
                       Distribution Date of July 17, 2000
                            Servicer Certificate #26

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $191,640,559.16
Beginning Pool Factor                                      0.382619668

Principal and Interest Collections:
     Principal Collected                                 $8,433,310.74
     Interest Collected                                  $1,487,314.13

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $341,777.17
Total Additional Deposits                                  $341,777.17

Repos / Chargeoffs                                         $591,292.42
Aggregate Number of Notes Charged Off                              127

Total Available Funds                                   $10,193,082.16

Ending Pool Balance                                    $182,685,275.88
Ending Pool Factor                                           0.3647400

Servicing Fee                                              $159,700.47

Repayment of Servicer Advances                              $69,319.88

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,246,737.08
     Target Percentage                                           5.25%
     Target Balance                                      $9,590,976.98
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                  ($229,449.68)
     Ending Balance                                     $10,017,287.40

Current Weighted Average APR:                                   9.173%
Current Weighted Average Remaining Term (months):                28.87

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,482,976.77     1,362
                                 31 - 60 days           $428,899.41       399
                                 60+  days              $229,988.93       116

     Total:                                           $2,141,865.11     1,376

     Balances:                   60+  days            $3,368,419.01       116

Memo Item - Reserve Account
     Prior Month                                     $10,061,129.36
+    Invest. Income                                      $57,024.41
+    Excess Serv.                                       $128,583.31
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,246,737.08

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of June 2000

                                                                    NOTES
                                                  TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $191,640,559.16
Ending Pool Balance                          $182,685,275.88

Collected Principal                            $8,363,990.86
Collected Interest                             $1,487,314.13
Charge - Offs                                    $591,292.42
Liquidation Proceeds / Recoveries                $341,777.17
Servicing                                        $159,700.47
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $10,033,381.69

Beginning Balance                            $191,640,559.16    $184,933,022.50      $6,707,536.66

Interest Due                                     $949,515.10        $915,418.46         $34,096.64
Interest Paid                                    $949,515.10        $915,418.46         $34,096.64
Principal Due                                  $8,955,283.28      $8,641,848.37        $313,434.91
Principal Paid                                 $8,955,283.28      $8,641,848.37        $313,434.91

Ending Balance                               $182,685,275.88    $176,291,174.13      $6,394,101.75
Note / Certificate Pool Factor                                           0.3647             0.3647
   (Ending Balance / Original Pool Amount)
Total Distributions                            $9,904,798.38      $9,557,266.83        $347,531.55

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $128,583.31
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $10,246,737.08
(Release) / Draw                                ($229,449.68)
Ending Reserve Acct Balance                   $10,017,287.40

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of June 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                   4                   3                   2                   1
                                    Feb-00              Mar-00              Apr-00              May-00              Jun-00
Beginning Pool Balance         $228,135,837.11     $219,775,739.55     $209,867,658.70     $201,070,093.91     $191,640,559.16

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                  $607,326.27         $618,471.73         $209,289.64         $424,119.16         $591,292.42
    Recoveries                     $444,337.03         $415,695.09         $439,983.34         $327,472.56         $341,777.17

Total Charged Off (Months 5, 4, 3)                   $1,435,087.64
Total Recoveries (Months 3, 2, 1)                    $1,109,233.07
Net Loss / (Recoveries) for 3 Mos                      $325,854.57 (a)

Total Balance (Months 5, 4, 3)                     $657,779,235.36 (b)

Loss Ratio Annualized  [(a/b) * (12)]                     0.59446%

Trigger:  Is Ratio > 1.5%                                       No
                                                                            Apr-00              May-00              Jun-00

B)   Delinquency Trigger:                                                $4,324,921.20       $3,892,133.19       $3,368,419.01
     Balance delinquency 60+ days                                             2.06078%            1.93571%            1.75768%
     As % of Beginning Pool Balance                                           1.95180%            1.85347%            1.91806%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                         2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer